                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               BANCORPSOUTH, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               [BANCORPSOUTH LOGO]

                              ONE MISSISSIPPI PLAZA
                            TUPELO, MISSISSIPPI 38804

                                 March 31, 2001


TO THE SHAREHOLDERS OF
   BANCORPSOUTH, INC.

         On Tuesday, April 24, 2001, at 7:00 p.m. (Central Time), the annual meeting of shareholders of BancorpSouth, Inc. will be held at the Ramada Inn Convention Center, 854 North Gloster Street, Tupelo, Mississippi. Dinner will be served. You are cordially invited to attend and participate in the meeting.

         Please read our enclosed Annual Report to Shareholders and the attached Proxy Statement. They contain important information about your company and the matters to be addressed at the annual meeting.

         Whether you plan to attend the meeting or not, I urge you to vote your proxy as soon as possible to assure your representation at the meeting. For your convenience, you can vote your proxy by: (i) touch-tone telephone, or (ii) completing, signing, dating and returning the enclosed proxy card. Instructions regarding both methods of voting are contained in the Proxy Statement and on the enclosed proxy card. If you attend the annual meeting and desire to vote your shares personally rather than by proxy, you may withdraw your proxy at any time before it is exercised.

         If you plan to attend the dinner portion of the annual meeting, please be sure to complete and return the enclosed reservation card.

         I look forward to seeing you at this year's annual meeting.


                                                Sincerely,


                                                /s/ Aubrey B. Patterson


                                                AUBREY B. PATTERSON
                                                Chairman of the Board
                                                and Chief Executive Officer

Enclosures:
1. Proxy Card and Business Reply Envelope
2. Meeting Reservation Card
3. Annual Report to Shareholders

        YOUR VOTE IS VERY IMPORTANT . . . VOTE YOUR PROXY VIA TOUCH-TONE
            TELEPHONE OR BY COMPLETING, SIGNING, DATING AND RETURNING
                        THE ENCLOSED PROXY CARD PROMPTLY.

                               [BANCORPSOUTH LOGO]

                              ONE MISSISSIPPI PLAZA
                            TUPELO, MISSISSIPPI 38804

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD APRIL 24, 2001


TO THE SHAREHOLDERS OF
   BANCORPSOUTH, INC.

         The annual meeting of shareholders of BancorpSouth, Inc. will be held on Tuesday, April 24, 2001, at 7:00 p.m. (Central Time) at the Ramada Inn Convention Center, 854 North Gloster Street, Tupelo, Mississippi, for the following purposes:

         (1)      To elect five directors;

         (2) To ratify the appointment of the accounting firm of KPMG LLP as independent auditors of BancorpSouth, Inc. and its subsidiary for the year ending December 31, 2001; and

         (3) To transact such other business as may properly come before the annual meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 9, 2001 as the record date for determining shareholders entitled to notice of and to vote at the meeting.

                                         By order of the Board of Directors,


                                         /s/ Aubrey B. Patterson


                                         AUBREY B. PATTERSON
                                         Chairman of the Board
                                         and Chief Executive Officer

March 31, 2001


                                   IMPORTANT:

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE VOTE YOUR PROXY VIA TOUCH-TONE TELEPHONE OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                               [BANCORPSOUTH LOGO]

                              ONE MISSISSIPPI PLAZA
                            TUPELO, MISSISSIPPI 38804

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BancorpSouth, Inc. (the "Company"), to be voted at the Company's annual meeting of shareholders to be held at the Ramada Inn Convention Center, 854 North Gloster Street, Tupelo, Mississippi, on April 24, 2001, at 7:00 p.m. (Central Time), for the purposes set forth in the accompanying notice, and at any adjournment thereof. This Proxy Statement and the accompanying form of proxy card are first being sent to shareholders on or about March 31, 2001.

         If your proxy is properly given and not revoked, it will be voted in accordance with the instructions, if any, given by the shareholder, and if no instructions are given, it will be voted (i) "FOR" the election as directors of the nominees listed in this Proxy Statement, (ii) "FOR" ratification of the appointment of the accounting firm of KPMG LLP as independent auditors of the Company and its subsidiary for the year ending December 31, 2001 and (iii) in accordance with the recommendations of the Board of Directors on any other proposal that may properly come before the annual meeting.

         Shareholders are encouraged to vote their proxies either by (i) touch-tone telephone or (ii) completing, signing, dating and returning the enclosed proxy card, but NOT by both methods. If you do vote by both methods, only the last vote that is submitted will be counted and each previous vote will be disregarded. Shareholders who vote by proxy using either method before the annual meeting have the right to revoke the proxy at any time before it is exercised, by written request to the Company or by voting a proxy at a later date. The grant of a proxy will not affect the right of any shareholder to attend the meeting and vote in person.

         Pursuant to the Mississippi Business Corporation Act and the Company's governing documents, a proxy voted by touch-tone telephone has the same validity as one voted by mail. In order to vote by touch-tone telephone, shareholders need the ten-digit Control Number found on their proxy card. To vote by touch-tone telephone, call 1-800-250-9081, enter the ten-digit Control Number and follow the simple instructions to vote on the proposals described in this Proxy Statement and on the proxy card. This toll-free call can be made at anytime up until 11:59 p.m. (Central Time) on April 23, 2001, the day prior to the annual meeting, and should not require more than a few minutes to complete. To vote your proxy by mail, please complete, sign, date and return the enclosed proxy card in the enclosed business reply envelope.

         The close of business on March 9, 2001 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at this year's annual meeting. As of such date, the Company had 500,000,000 authorized shares of common stock, $2.50 par value (the "Common Stock"), of which 84,089,679 shares were outstanding and entitled to vote. The Common Stock is the Company's only outstanding voting stock.

                        PROPOSAL 1: ELECTION OF DIRECTORS

INTRODUCTION

         The Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes of as nearly equal size as possible. Directors are elected by a plurality of the votes cast by the shares of Common Stock entitled to vote in the election at a meeting at which a quorum is present. The holders of Common Stock do not have cumulative voting rights with respect to the election of directors. Consequently, each shareholder may cast one vote per share for each nominee.

         Unless a proxy shall specify otherwise, the persons named in the proxy shall vote the shares covered thereby for the nominees listed below. Should any nominee become unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by the current Board of Directors.

NOMINEES

         The Board of Directors has nominated the two individuals named below under the caption "Class III Nominees" for election as directors to serve until the annual meeting of shareholders in 2004 or until their earlier retirement in accordance with the policy of the Board of Directors (which provides that a director shall retire at age 65 unless he or she continues to be actively engaged in his or her primary occupation, in which event he or she shall retire at age 70).

         In addition, the Board of Directors has nominated the individual named below under the caption "Class II Nominee" for election as a director to serve until the annual meeting of shareholders in 2002, or until his earlier retirement in accordance with the policy of the Board of Directors. The Board of Directors has also nominated the two individuals named below under the caption "Class I Nominees" for election as directors to serve until the annual meeting of shareholders in 2003 or until their earlier retirement in accordance with the policy of the Board of Directors. These Class I and Class II nominees were elected by the Board of Directors in 2000 to fill vacancies on the Board of Directors created by an increase in the size of the Board in connection with the merger of First United Bancshares, Inc. into the Company on August 31, 2000. Mississippi law provides that the term of a director who is elected to fill a vacancy on a board of directors expires at the next meeting of shareholders at which directors are elected.

         Each nominee has consented to be a candidate and to serve, if elected.

         The following table shows the names, ages, principal occupations and other directorships of the nominees designated by the Board of Directors to become directors and the year in which each nominee was first elected to the Board of Directors.

                                                                                                      DIRECTOR
NAME                               AGE   PRINCIPAL OCCUPATION/OTHER DIRECTORSHIPS                       SINCE
-----------------------------     ----   ----------------------------------------                     ---------

CLASS III NOMINEES - TERM EXPIRING IN 2004

Aubrey B. Patterson..........      58    Chairman of the Board and Chief Executive Officer of the       1983
                                            Company and BancorpSouth Bank

R. Madison Murphy............      43    Chairman of the Board, Murphy Oil Corporation, El Dorado,      2000
                                            Arkansas (oil and gas exploration and production);
                                            Director, Deltic Timber Corporation, El Dorado,
                                            Arkansas (timber production)

CLASS II NOMINEE - TERM EXPIRING IN 2002

James V. Kelley..............      51    President and Chief Operating Officer of the Company and       2000
                                            BancorpSouth Bank; Chairman of the Board, President
                                            and Chief Executive Officer, First United Bancshares,
                                            Inc., El Dorado, Arkansas (bank holding company)
                                            (1987-2000)

CLASS I NOMINEES - TERM EXPIRING IN 2003

Robert C. Nolan..............      59    Chairman of the Board, Deltic Timber Corporation, El           2000
                                            Dorado, Arkansas (timber production); Managing
                                            Partner, Munoco Company, El Dorado, Arkansas (oil and
                                            gas exploration and production)

W. Cal Partee, Jr............      56    Partner, Partee Flooring Mill, Oil and Timber                  2000
                                            Investments, Magnolia, Arkansas (oil and lumber
                                            production)

CONTINUING DIRECTORS

         The persons named below will continue to serve as directors until the annual meeting of shareholders in the year indicated. Shareholders are not voting on the election of the Class I and Class II directors listed below. The following table shows the names, ages, principal occupations and other directorships of each continuing director, and the year in which each was first elected to the Board of Directors.

                                                                                                       DIRECTOR
 NAME                               AGE            PRINCIPAL OCCUPATION/OTHER DIRECTORSHIPS             SINCE
--------------------------------   -----    ------------------------------------------------------     --------
CLASS II - TERM EXPIRING IN 2002

W. G. Holliman, Jr............      63      Chairman, President, Chief Executive Officer and               1994
                                               Director, Furniture Brands International, Inc., St.
                                               Louis, Missouri and Tupelo, Mississippi (furniture
                                               manufacturer)

A. Douglas Jumper.............      69      President, S&J Steel Builders, Inc., Booneville,               1972
                                               Mississippi (steel manufacturer); Director, Cavalier
                                               Homes, Inc., Addison, Alabama (mobile home
                                               manufacturer)

Turner O. Lashlee.............      64      Chairman of the Board and President, Lashlee-Rich, Inc.        1992
                                               Humboldt, Tennessee (general construction,
                                               construction management and retail building materials
                                               supplier)

Alan W. Perry.................      53      Attorney at Law, Forman, Perry, Watkins, Krutz & Tardy,        1994
                                               PLLC, Jackson, Mississippi

CLASS I - TERM EXPIRING IN 2003

Shed H. Davis.................      68      Managing Partner, Davis Farms Partnership, Bruce,               1955
                                               Mississippi (farming)

Hassell H. Franklin...........      65      Chief Executive Officer, Franklin Corp., Houston,               1974
                                               Mississippi (furniture manufacturer)

Travis E. Staub...............      68      Vice Chairman, JESCO, Inc., Fulton, Mississippi                 1975
                                               (construction and engineering)

         Each of the nominees and continuing directors has had the principal occupation indicated for more than five years, unless otherwise indicated. Mr. Murphy and Mr. Nolan are first cousins.

            THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE CLASS I, CLASS II AND CLASS III NOMINEES.

                        PROPOSAL 2: SELECTION OF AUDITORS

         Upon the recommendation of the Audit Committee, the Board of Directors has appointed the accounting firm of KPMG LLP as independent auditors of the Company and its subsidiaries for the year ending December 31, 2001, subject to the approval of the shareholders of the Company. This firm has served as the independent auditors of the Company or its subsidiaries since 1973.

         In addition to rendering audit services for the year ended December 31, 2000, KPMG LLP performed various other services for the Company and its subsidiaries. The aggregate fees billed for the services rendered to the Company by KPMG LLP for 2000 were as follows.

      Audit Fees.........................................................   $ 235,000

      Financial Information Systems
             Design and Implementation Fees..............................   $      --

      All Other Fees(1)..................................................   $ 410,000

---------------

       (1) Includes services for employee benefit plan audits, audits of subsidiary companies, due diligence for acquisitions, registration statement review, regulatory compliance review, accounting consultations, tax compliance and consultations and other consultations.

         The Audit Committee has considered whether the provision of non-audit services by KPMG LLP to the Company is compatible with maintaining KPMG LLP's independence.

         The affirmative vote of a majority of the shares of Common Stock represented at the annual meeting and entitled to vote is needed to ratify the appointment of KPMG LLP as auditors of the Company and its subsidiaries for the year ending December 31, 2001. If the appointment is not approved, the matter will be referred to the Audit Committee for further review. Representatives of KPMG LLP will be at the annual meeting, will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS.

                MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         During 2000, the Board of Directors of the Company held six meetings. Each director attended at least 75% of the meetings of the Board of Directors and all committees on which such director served.

         The Board of Directors has established the standing committees described below. Mr. Patterson serves as an ex officio member of each committee other than the Audit Committee and Stock Incentive Committee, in addition to being Chairman of the Executive Committee.

         The Executive Committee acts on behalf of the Board of Directors on all matters concerning the management and conduct of the business and affairs of the Company except those matters which cannot by law be delegated by the Board of Directors. Generally, the Executive Committee meets monthly. The Executive Committee held 12 meetings during 2000. The current members of the Executive Committee are Messrs. Patterson (Chairman), Franklin, Holliman, Jumper, Kelley, Lashlee and Staub.

         The Audit Committee is responsible for determining the effectiveness of internal controls and operational procedures, compliance with applicable policies, regulations and laws, the engagement of the independent auditors for the Company and supervision of the annual audit. This committee also serves as the Audit and Loan Review Committee for BancorpSouth Bank, a subsidiary of the Company. The Audit Committee is currently composed of Messrs. Townes (Chairman), Davis, Lashlee, Nolan and Perry. This committee met 11 times during 2000.

         The Human Resources and Marketing Committee reviews and approves the salaries, benefits and other compensation of the employees of the Company and BancorpSouth Bank. The current members of this committee are Messrs. Holliman (Chairman), Partee and Staub. The committee met 11 times during 2000.

         The Stock Incentive Committee administers the Company's 1990 and 1994 Stock Incentive Plans. The current members of this committee are Messrs. Staub (Chairman), Holliman and Lashlee. This committee met one time during 2000.

         The Nominating Committee recommends to the Board of Directors nominees for election to the Board. The current members of this committee are Messrs. Franklin (Chairman), Holliman, Jumper, Kelley, Lashlee, Patterson and Staub. The Nominating Committee met six times during 2000.

                            COMPENSATION OF DIRECTORS

         Directors who are employees of the Company receive no additional compensation for serving on the Company's Board of Directors or any committee thereof. Directors receive an annual retainer of $3,600, and are paid a meeting fee of $400 for each regular or special meeting attended. Members of the Executive Committee receive a fee of $1,000 for each committee meeting attended. Chairmen of standing or special committees of the Board of Directors receive an annual fee of $1,200 for serving as such. Members of other standing committees receive $500 for each committee meeting attended. In addition, each of the Company's directors serves on the Board of Directors of BancorpSouth Bank. Each director of BancorpSouth Bank who is not an employee of BancorpSouth Bank is paid $1,000 for each regular or special meeting of the Board of Directors of BancorpSouth Bank attended. Directors are reimbursed for necessary travel expenses and are insured under the Company's group life insurance plan for amounts of $15,000 to age 65 and $9,750 from age 65 until reaching age 70.

         At least 50% of the director fees are paid in the form of Common Stock pursuant to the Company's 1998 Director Stock Plan (the "Director Stock Plan"). In addition, the Director Stock Plan permits each director to elect to receive the remaining portion of the director fees in cash or Common Stock, or defer the receipt of the cash fee through a compensation deferral arrangement.

         Each non-employee director of the Company also participates in the Company's 1995 Non-Qualified Stock Option Plan For Non-Employee Directors (the "Directors Option Plan"). The Directors Option Plan provides for the grant of stock options to participating directors on May 1 of each year. Options can be exercised at any time after the date of the annual meeting of shareholders that follows the date of grant by at least six months, provided that the director continuously serves during that term. The exercise price of an option is the fair market value of the Common Stock on the date of grant. Options expire upon the earlier of ten years after the date of grant or termination of service as a director. Through 1997, each option grant included an award of stock appreciation rights ("SARs") equal to 50% of the number of shares of Common Stock subject to the related option. SARs entitle each optionee to receive cash payments from the Company based on the excess of the fair market value per share of Common Stock on the date on which an SAR is exercised over the purchase price per share of the underlying option. SARs are exercisable only to the extent that the underlying option is exercisable and terminate when the option terminates. The provisions permitting the future grant of SARs were eliminated effective January 1, 1998, and the annual awards of options were modified to provide that, on May 1 of each year, each participating director will be granted options to purchase 3,600 shares of Common Stock. Such options become fully vested at the annual meeting of shareholders following the date of grant by at least six months. The Directors Option Plan is administered by the Board of Directors, which may not deviate from the express annual awards provided for in the Directors Option Plan. A total of 384,000 shares of Common Stock have been reserved for issuance under the Directors Option Plan. As of January 31, 2001, options to purchase 228,764 shares of Common Stock have been granted under the Directors Option Plan, of which options to purchase 54,096 shares have been exercised.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of the outstanding shares of Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. These officers, directors and greater than 10% shareholders of the Company are required to furnish the Company with copies of all Section 16(a) forms they file. There are specific due dates for these reports, and the Company is required to report in this Proxy Statement any failure to file reports as required for 2000.

         Based solely upon a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that these reporting and filing requirements were complied with for 2000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of January 31, 2001, with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) all directors and nominees, (iii) each of the executive officers of the Company named in the Summary Compensation Table set forth below in the section captioned "EXECUTIVE COMPENSATION," and (iv) all directors and executive officers of the Company as a group.

                                                                            SHARES BENEFICIALLY     PERCENTAGE
                                                                                 OWNED (1)           OF CLASS
                                                                            -------------------     -----------
BancorpSouth, Inc. Amended and Restated Salary Deferral
   Profit Sharing Employee Stock Ownership Plan,
     One Mississippi Plaza, Tupelo, Mississippi 38804................             5,187,329            6.17%
Harry R. Baxter .....................................................               105,999 (2)          *
Shed H. Davis .......................................................               225,714 (3)          *
Hassell H. Franklin .................................................             1,028,249            1.22
W. G. Holliman, Jr. .................................................               528,260 (4)          *
A. Douglas Jumper ...................................................               471,013 (5)          *
James V. Kelley .....................................................               306,749 (6)          *
Turner O. Lashlee ...................................................                66,741              *
R. Madison Murphy ...................................................               676,775 (7)          *
Robert C. Nolan .....................................................               594,923 (8)          *
W. Cal Partee, Jr. ..................................................               525,964 (9)          *
Aubrey B. Patterson .................................................               664,025 (10)         *
Alan W. Perry .......................................................                44,809              *
Michael L. Sappington ...............................................               128,205              *
Travis E. Staub .....................................................                90,578 (11)         *
Andrew R. Townes, D.D.S. ............................................               121,192              *
Michael W. Weeks ....................................................               153,581 (12)         *
All directors and executive officers as a
   group (20 persons)................................................             6,038,085            7.18

---------------

*     Less than 1%.

(1) Beneficial ownership is deemed to include shares of Common Stock which an individual has a right to acquire within 60 days after January 31, 2001, including upon the exercise of options granted under the Company's 1990 and 1994 Stock Incentive Plans and the Directors Option Plan. These shares are deemed to be outstanding for the purposes of computing the H percentage ownership of that individual, but are not deemed outstanding for the purposes of computing the percentage of any other person. Information in the table for individuals also includes shares held in the Company's Amended and Restated Salary Deferral Profit Sharing Employee Stock Ownership Plan (the "401(k) Plan") and in individual retirement accounts for which the shareholder can direct the vote.

(2) Includes 33,655 shares owned by Mr. Baxter's wife, of which Mr. Baxter disclaims beneficial ownership.

(3) Includes 2,800 shares held as custodian for Mr. Davis' grandchildren, of which Mr. Davis disclaims beneficial ownership, 45,169 shares owned by Mr. Davis' wife, of which Mr. Davis disclaims beneficial ownership, and 82,800 shares held in a trust of which Mr. Davis is the beneficiary.

(4) Includes 107,194 shares owned by Mr. Holliman's wife, of which Mr. Holliman disclaims beneficial ownership.

(5) Includes 401,534 shares held in a trust of which Mr. Jumper is the beneficiary and co-trustee.

(6) Includes 765 shares held by Mr. Kelley as custodian for the benefit of a minor son, of which Mr. Kelley disclaims beneficial ownership, and 100,000 shares beneficially owned by Mr. Kelley pursuant to a Stock Bonus Agreement, dated as of April 16, 2000, between the Company and Mr. Kelley (the "2000 Stock Bonus Agreement"), over which he exercises voting power.

(7) Includes 23,199 shares held in trusts of which Mr. Murphy is the trustee for the benefit of his minor children, of which Mr. Murphy disclaims beneficial ownership, 1,552 shares held in trusts of which Mr. Murphy is the trustee for the benefit of his minor nieces and nephews, of which Mr. Murphy disclaims beneficial ownership, 16,594 shares held in trusts of which other persons are the trustees for the benefit of Mr. Murphy's minor children, of which Mr. Murphy disclaims beneficial ownership, 10,128 shares owned by Mr. Murphy's wife, of which Mr. Murphy disclaims beneficial ownership, 30,878 shares beneficially owned in trusts of which Mr. Murphy is not a trustee but has residuary interests, and 482,332 shares held by a limited partnership that is controlled by a limited liability company of which Mr. Murphy is a member.

(8) Includes 4,227 shares owned by Mr. Nolan's wife, of which Mr. Nolan disclaims beneficial ownership, and 416,194 shares held in trusts of which Mr. Nolan is the co-trustee for the benefit of nieces, nephews, children and lineal descendants of the four co-trustees, of which Mr. Nolan disclaims beneficial ownership.

(9) Includes 330 shares owned by Mr. Partee's wife, of which Mr. Partee disclaims beneficial ownership, 990 shares held by Mr. Partee's wife as custodian for the benefit of Mr. Partee's children, of which Mr. Partee disclaims beneficial ownership, and 478,901 shares beneficially owned by the estate of Mr. Partee's father, of which Mr. Partee, as co-executor, has shared voting power.

(10) Includes 3,910 shares owned by Mr. Patterson's mother, of which Mr. Patterson disclaims beneficial ownership, and 98,000 shares beneficially owned by Mr. Patterson pursuant to a Stock Bonus Agreement with the Company, dated January 30, 1998 and amended as of January 30, 2000 and January 31, 2001 (the "1998 Stock Bonus Agreement"), over which he exercises voting power.

(11) Includes 11,351 shares owned by Mr. Staub's wife, of which Mr. Staub disclaims beneficial ownership.

(12) Includes 10,793 shares owned by Mr. Weeks' wife, of which Mr. Weeks disclaims beneficial ownership, and 30,000 shares beneficially owned by Mr. Weeks pursuant to a Stock Bonus Agreement, dated as of January 17, 1995 (the "1995 Stock Bonus Agreement"), between the Company and Mr. Weeks, over which he exercises voting power.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information concerning compensation paid or accrued by the Company and its subsidiary for each of the last three years with respect to (i) the Chief Executive Officer and (ii) the four other most highly compensated executive officers of the Company whose total salary and bonus for 2000 exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION                               LONG-TERM COMPENSATION
                                      -------------------                               ----------------------
                                                                           AWARDS                            PAYOUTS
                                                                           ------                            -------
                                                                                              SECURITIES
                                                                OTHER          RESTRICTED     UNDERLYING                  ALL OTHER
       NAME AND                                                 ANNUAL           STOCK        OPTIONS/         LTIP       COMPENSA-
  PRINCIPAL POSITION        YEAR     SALARY($)     BONUS($)  COMPENSATION($)    AWARDS($)      SARS (#)      PAYOUTS($)   TION($)(1)
----------------------      ----    ----------   ----------  ---------------   ----------     ----------    ----------    ----------

Aubrey B. Patterson......   2000    $475,000     $325,969         --               --         75,000/--    $230,125 (2)    $8,500
    Chairman and Chief      1999     440,000      308,880         --               --         60,000/--     112,438 (2)     8,000
    Executive Officer of    1998     400,000      184,000         --               --         56,000/--     155,750 (2)     8,000
    the Company and
    BancorpSouth Bank

James V. Kelley..........   2000    $315,000(3)  $144,113 (3)     --               --         30,000/--          -- (4)    $6,077
    President and Chief     1999         N/A          N/A        N/A              N/A            N/A            N/A           N/A
    Operating Officer       1998         N/A          N/A        N/A              N/A            N/A            N/A           N/A
    of the Company and
    BancorpSouth Bank

Michael L. Sappington....   2000    $238,000     $ 87,108         --               --         15,000/--          --        $8,500
    Executive Vice          1999     206,872       78,197         --               --         14,000/--          --         8,000
    President of            1998     189,791       52,382         --               --         14,000/--          --         8,000
    the Company and Vice
    Chairman of
    BancorpSouth Bank

Michael W. Weeks.........   2000    $227,604     $ 83,303         --               -- (5)     12,000/--          --        $8,500
    Executive Vice          1999     216,766       81,937         --               -- (5)      --/--             --         8,000
    President of            1998     206,444       56,978         --               -- (5)      --/--             --         8,000
    the Company and Vice
    Chairman of
    BancorpSouth Bank

Harry R. Baxter..........   2000    $201,500     $ 73,749         --               --         15,000/--          --        $8,500
    Executive Vice          1999     171,253       64,734         --               --         14,000/--          --         8,000
    President of            1998     157,113       43,363         --               --         12,000/--          --         7,834
    the Company and Vice
    Chairman of
    BancorpSouth Bank

---------------

(1) These amounts represent matching contributions by the Company under the 401(k) Plan.

(2) Pursuant to the terms of the 1998 Stock Bonus Agreement between the Company and Mr. Patterson, a total of 126,000 shares of Common Stock have been awarded to Mr. Patterson, subject to release from escrow of 7,000 shares on April 1 in each of 1998 and 1999 and the release from escrow of 14,000 shares on April 1 in each of 2000 through 2007 if the Company achieves either a 0.9% return on average assets or a 12.825% return on average equity for the preceding year. These performance criteria were achieved during 1999 and the appropriate number of shares were released from escrow in 2000. If such performance criteria are not achieved for a particular year, the shares that would have been released for that year will continue to be held in escrow until the earlier of termination or expiration of the term of the 1998 Stock Bonus Agreement. Prior to release of these shares, Mr. Patterson is entitled to receive all cash dividends paid on the shares held in escrow under such 1998 Stock Bonus Agreement. At December 31, 2000, 42,000 shares remained restricted, subject to achievement of performance criteria. At December 31, 2000, the value of these 42,000 restricted shares under the 1998 Stock Bonus Agreement was $511,875 (based upon the closing sale price of the Common Stock of $12.1875 as reported on the New York Stock Exchange on December 31, 2000). On January 31, 2001, the 1998 Stock Bonus Agreement was amended to award Mr. Patterson an additional 56,000 shares of Common Stock, which are subject to release in equal increments of 14,000 shares on April 1 in each of 2004 through 2007 if the Company achieves the performance criteria for the preceding year. If these additional 56,000 shares had been held in escrow at December 31, 2000, the value of such shares at December 31, 2000 would have been $682,500 (based on the closing sale price of the Common Stock of $12.1875 as reported on the New York Stock Exchange on December 31, 2000).

(3) Includes amounts paid to Mr. Kelley by First United Bancshares, Inc. for 2000 prior to its merger into the Company on August 31, 2000.

(4) Pursuant to the terms of the 2000 Stock Bonus Agreement between the Company and Mr. Kelley, 100,000 shares of Common Stock were awarded to Mr. Kelley on August 31, 2000, subject to release from escrow of 20,000 shares on August 31 in each of 2001 through 2005 if the Company achieves either a 0.9% return on average assets or a 12.825% return on average equity for the preceding year. If such performance criteria are not achieved for a particular year, the shares that would have been released for that year will continue to be held in escrow until the earlier of termination or expiration of the term of the 2000 Stock Bonus Agreement. Prior to release of these shares, Mr. Kelley is entitled to receive all cash dividends paid on the shares held in escrow under such 2000 Stock Bonus Agreement. At December 31, 2000, 100,000 shares remained restricted subject to achievement of performance criteria. At December 31, 2000, the value of the restricted shares under the 2000 Stock Bonus Agreement was $1,218,750 (based upon the closing sale price of the Common Stock of $12.1875 as reported on the New York Stock Exchange on December 31, 2000).

(5) Pursuant to the terms of the 1995 Stock Bonus Agreement between the Company and Mr. Weeks, 60,000 shares of Common Stock were awarded to Mr. Weeks on January 17, 1995, subject to release from escrow of 6,000 shares on April 1 in each of 1995 through 2004 if the Company achieves either a 0.9% return on average assets or a 12.825% return on average equity for the preceding year. These performance criteria were achieved during 1999 and the appropriate number of shares were released from escrow during 2000. If such performance criteria are not achieved for a particular year, the shares that would have been released for that year will continue to be held in escrow until the earlier of termination or expiration of the term of the 1995 Stock Bonus Agreement. Prior to release of these shares, Mr. Weeks is entitled to receive all cash dividends paid on the shares held in escrow under such 1995 Stock Bonus Agreement. At December 31, 2000, 30,000 shares remained restricted subject to achievement of performance criteria. At December 31, 2000, the value of the restricted shares under the 1995 Stock Bonus Agreement was $365,625 (based upon the closing sale price of the Common Stock of $12.1875 as reported on the New York Stock Exchange on December 31,
         2000).

STOCK OPTION GRANTS

         The following table sets forth certain information regarding grants of stock options made to the Named Executive Officers during 2000.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS
                            -----------------------------------------------------------------
                                                    PERCENT OF                                  POTENTIAL REALIZABLE VALUE AT
                               NUMBER OF              TOTAL                                       ASSUMED ANNUAL RATES OF
                              SECURITIES           OPTIONS/SARS                                   STOCK PRICE APPRECIATION
                              UNDERLYING            GRANTED TO     EXERCISE OR                       FOR OPTION TERM (3)
                             OPTIONS/SARS          EMPLOYEES IN     BASE PRICE     EXPIRATION     -------------------------
        NAME                GRANTED (#)(1)         FISCAL YEAR      ($/SH)(2)         DATE         5% ($)         10% ($)
        ----                --------------         -----------     -----------     ----------     --------       ----------

Aubrey B. Patterson......       75,000/--             20.75%        $ 13.0625       10-31-10      $616,116       $1,561,367
James V. Kelley..........       30,000/-- (4)          8.30           13.0625       10-31-10       246,446          624,547
Michael L. Sappington....       15,000/--              4.15           13.0625       10-31-10       123,223          312,273
Michael W. Weeks.........       12,000/--              3.32           13.0625       10-31-10        98,579          249,819
Harry R. Baxter..........       15,000/--              4.15           13.0625       10-31-10       123,223          312,273

---------------

(1) Options become exercisable in three equal annual installments beginning on the first anniversary of the date of grant. In the event of termination of employment or death, the options terminate three months after the termination of employment or 12 months after death and in any event, upon their expiration date. Any unexercisable options become fully exercisable in the event of a change-in-control of the Company.

(2) Represents the fair market value on date of grant. The exercise price for options is payable in cash or by delivery of shares of Common Stock with a fair market value equal to the exercise price for the shares purchased, or by any other method approved by the Stock Incentive Committee.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term and based upon assumed rates of appreciation in the market price of the Common Stock of 5% and 10% compounded annually from the date of grant to the expiration date. Actual gains, if any, upon the exercise of stock options will depend on the future performance of the Common Stock and the date on which the options are exercised.

(4) Does not include options granted to Mr. Kelley by First United Bancshares, Inc. prior to its merger into the Company on August 31, 2000.

OPTION/SAR EXERCISES AND YEAR-END VALUES

         The following table provides certain information, with respect to the Named Executive Officers, concerning the exercise of options during 2000 and with respect to unexercised options and SARs at December 31, 2000.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES



                                                                              NUMBER OF              VALUE OF UNEXERCISED
                                                                       SECURITIES UNDERLYING             IN-THE-MONEY
                                      SHARES                           UNEXERCISED OPTIONS/SARS         OPTIONS/SARS AT
                                     ACQUIRED                         AT FISCAL YEAR-END (#)(1)     FISCAL YEAR-END ($)(2)
                                        ON             VALUE         ---------------------------  ---------------------------
         NAME                       EXERCISE (#)    REALIZED ($)     EXERCISABLE   UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-------------------------           ------------    ------------     -----------   -------------  -----------   -------------

Aubrey B. Patterson......             20,700         $  249,642        434,051        133,667      $  904,266        --
James V. Kelley..........                 -- (3)             --        151,585         30,000         148,944        --
Michael L. Sappington....                 --                 --        129,603         29,001         223,599        --
Michael W. Weeks.........             24,000            187,500        115,000         12,000         207,750        --
Harry R. Baxter..........             18,000             93,375         48,666         28,334              --        --

---------------

(1) Prior to 1997, options represented two-thirds of annual awards and SARs represented one-third. There were no SARs granted during 2000. There are no freestanding SARs.

(2) Based upon the closing sale price of Common Stock of $12.1875 per share, as reported on the New York Stock Exchange on December 31, 2000, less the exercise price for the options/SARs.

(3) Does not include options to purchase shares of common stock of First United Bancshares, Inc. that were exercised by Mr. Kelley prior to the merger of First United Bancshares, Inc. into the Company on August 31, 2000.

LONG-TERM INCENTIVE PLAN AWARDS

         The following table provides certain information regarding long-term incentive plan ("LTIP") awards made to the Named Executive Officers during 2000.

             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

                                     NUMBER OF                                     ESTIMATED FUTURE PAYOUTS UNDER
                                   SHARES, UNITS     PERFORMANCE OR                 NON-STOCK PRICE-BASED PLANS
                                     OR OTHER      OTHER PERIOD UNTIL   --------------------------------------------------
         NAME                        RIGHTS (#)   MATURATION OR PAYOUT  THRESHOLD (#)       TARGET (#)         MAXIMUM (#)
         ----                      ------------   --------------------  -------------       ----------         -----------
Aubrey B. Patterson......              14,000            1 year           98,000 (2)         98,000 (2)         98,000 (2)

James V. Kelley.........                   --            1 year          100,000 (3)        100,000 (3)        100,000 (3)

Michael L. Sappington...                   --                --               --                 --                 --

Michael W. Weeks........                   --                --               --                 --                 --

Harry R. Baxter.........                   --                --               --                 --                 --

---------------

(1) Pursuant to the terms of the 1998 Stock Bonus Agreement between the Company and Mr. Patterson, a total of 126,000 shares of Common Stock have been awarded to Mr. Patterson, subject to release from escrow of 7,000 shares on April 1 in each of 1998 and 1999 and the release from escrow of 14,000 shares on April 1 in each of 2000 through 2007 if the Company achieves either a 0.9% return on average assets or a 12.825% return on average equity for the preceding year. These performance criteria were achieved during 1999 and the appropriate number of shares were released from escrow in 2000. If such performance criteria are not achieved for a particular year, the shares that would have been released for that year will continue to be held in escrow until the earlier of termination or expiration of the term of the 1998 Stock Bonus Agreement. Prior to release of these shares, Mr. Patterson is entitled to receive all cash dividends paid on the shares held in escrow under such 1998 Stock Bonus Agreement. At December 31, 2000, 42,000 shares remained restricted, subject to achievement of performance criteria. At December 31, 2000, the value of these 42,000 restricted shares under the 1998 Stock Bonus Agreement was $511,875 (based upon the closing sale price of the Common Stock of $12.1875 as reported on the New York Stock Exchange on December 31, 2000). On January 31, 2001, the 1998 Stock Bonus Agreement was amended to award Mr. Patterson an additional 56,000 shares of Common Stock, which are subject to release in equal increments of 14,000 shares on April 1 in each of 2004 through 2007 if the Company achieves the performance criteria for the preceding year. If these additional 56,000 shares had been held in escrow at December 31, 2000, the value of such shares at December 31, 2000 would have been $682,500 (based on the closing sale price of the Common Stock of $12.1875 as reported on the New York Stock Exchange on December 31, 2000).

(2) Represents number of shares of Common Stock to be released after 2000 under the 1998 Stock Bonus Agreement if the Company achieves certain performance criteria or if the term of the 1998 Stock Bonus Agreement expires.

(3) Represents number of shares of Common Stock to be released after 2000 under the 2000 Stock Bonus Agreement if the Company achieves certain performance criteria or if the term of the 2000 Stock Bonus Agreement expires.

PENSION PLANS

         The Company maintains a tax-qualified, non-contributory, defined benefit retirement plan for its employees and those of its subsidiary who have reached the age of 21 and have completed one year of service (the "Retirement Plan"). Benefits under the Retirement Plan are based primarily on average final compensation, years of service and year of retirement. For 2000, the maximum annual benefit limitation under the Internal Revenue Code with respect to the Retirement Plan was $135,000 and the maximum amount of considered annual compensation was $170,000.

         The Company also has adopted a non-qualified, unfunded supplemental pension program for certain officers and key executives (the "Deferred Compensation Plan"), which provides retirement benefits for key salaried employees in excess of the maximum benefit accruals for qualified plans which are permitted under the Internal Revenue Code. The benefits under the Deferred Compensation Plan are provided by the Company on a non-contributory basis.

         The following table illustrates the total combined estimated annual pension benefits payable to an eligible participant at normal retirement age (age 65) under the Retirement Plan and the Deferred Compensation Plan (including a restoration plan amendment which became effective on January 1, 1994), based on compensation that is covered under the plans and years of service with the Company and its subsidiary.

                 RETIREMENT PLAN AND DEFERRED COMPENSATION PLAN

                                                        YEARS OF SERVICE AT RETIREMENT
    AVERAGE ANNUAL           ------------------------------------------------------------------------------------
     COMPENSATION                15                  20                25                 30                35
    --------------           ---------           ---------         ---------          ---------         ---------
      $  125,000             $  39,902           $  46,952         $  54,003          $  61,053         $  68,104
         150,000                48,527              57,202            65,878             74,553            83,229
         175,000                57,152              67,452            77,753             88,053            98,354
         200,000                65,777              77,702            89,628            101,553           113,479
         225,000                74,402              87,952           101,503            115,053           128,604
         250,000                83,027              98,202           113,378            128,553           143,729
         300,000               100,277             118,702           137,128            155,553           173,979
         350,000               117,527             139,202           160,878            182,553           204,229
         400,000               134,777             159,702           184,628            209,553           234,479
         450,000               152,027             180,202           208,378            236,553           264,729
         500,000               169,277             200,702           232,128            263,553           294,979
         550,000               186,527             221,202           255,878            290,553           325,229
         600,000               203,777             241,702           279,628            317,553           355,479
         650,000               221,027             262,202           303,378            344,553           385,729
         700,000               238,277             282,702           327,128            371,553           415,979
         750,000               255,527             303,202           350,878            398,553           446,229

         A participant's annual retirement benefits payable under the Retirement Plan are based upon the average monthly base rate of compensation for the five years immediately preceding the employee's retirement. Benefits payable under the Deferred Compensation Plan are based upon the average of the total annual base salary paid to the covered employee for the 36 months immediately before his or her retirement and are paid to the retired employee (or upon his or her death, to his or her designated beneficiary) in equal monthly installments over a period of ten years. Benefits under the Retirement Plan are computed as straight life annuity amounts, although other forms of payment, including a lump sum benefit, are offered under the plan. Benefits under each of the Retirement Plan and the Deferred Compensation Plan are not subject to any deduction for Social Security or any other offsets.

         The compensation for each of the Named Executive Officers covered by the Retirement Plan and Deferred Compensation Plan (which includes salary and bonuses paid during 2000, even if earned during a prior year) as of

December 31, 2000 was: Mr. Patterson, $783,880; Mr. Kelley, $0; Mr. Sappington, $316,197; Mr. Weeks, $309,541 and Mr. Baxter, $266,234. The estimated credited years of service for each Named Executive Officer as of December 31, 2000 was:
Mr. Patterson, 28 years; Mr. Kelley, 0 years; Mr. Sappington, 23 years; Mr. Weeks, 6 years; and Mr. Baxter, 32 years. At December 31, 2000, Mr. Kelley was not a participant in the Deferred Compensation Plan. At December 31, 2000, Mr. Kelley had 16 years of credited service and an earned and accrued annual retirement benefit of $43,100 per year under the First United Bancshares, Inc. defined benefit pension plan, which was frozen in connection with the August 31, 2000 merger of First United Bancshares, Inc. into the Company and is being maintained by the Company.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

         The Company has no written employment agreements with any of the Named Executive Officers.

         The Company has no compensatory plans or arrangements which might result in payments to any of the Named Executive Officers upon their resignation or retirement, except for the Retirement Plan and Deferred Compensation Plan (which are described above) and except for the arrangements described in the following paragraphs.

         Messrs. Patterson, Kelley, Sappington and Baxter have each entered into an agreement with the Company that provides certain benefits in the event that the Company undergoes a change-in-control and the officer's employment is terminated by the Company without cause, or the officer resigns for cause, within 24 months after the change-in-control. The amount of benefits payable under the agreements is three times the amount of compensation that the officer would otherwise be entitled to receive in the year that the change-in-control occurs, with respect to Messrs. Patterson and Kelley, and two times such annual compensation, with respect to the other officers.

         Under the 1998 Stock Bonus Agreement between Mr. Patterson and the Company, the 2000 Stock Bonus Agreement between Mr. Kelley and the Company and the 1995 Stock Bonus Agreement between Mr. Weeks and the Company, if there is a change-in-control of the Company, Mr. Patterson, Mr. Kelley and Mr. Weeks can each terminate his agreement and receive all shares of Common Stock remaining in escrow under their respective Stock Bonus Agreements. The Company is to make additional payments to Mr. Patterson and Mr. Kelley to the extent they become subject to an excise tax under Section 4999 of the Internal Revenue Code as a result of the payments under the 1998 Stock Bonus Agreement and the 2000 Stock Bonus Agreement, respectively.

         All unexercisable options granted under the Company's stock option plans, including options granted to the Named Executive Officers, become exercisable immediately upon a change-in-control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 2000, the committee of the Board of Directors which performed the functions of a compensation committee was the Human Resources and Marketing Committee (the "Compensation Committee"). The Compensation Committee consisted of W. G. Holliman, Jr. (Chairman), W. Cal Partee, Jr. and Travis E. Staub during 2000. In addition, during 2000 the Stock Incentive Committee, which in 2000 consisted of Travis E. Staub (Chairman), W. G. Holliman, Jr. and Turner O. Lashlee, approved stock option grants under the Company's 1994 Stock Incentive Plan. None of the members of the Compensation Committee or Stock Incentive Committee has at any time been an officer or employee of the Company or its subsidiary, nor has any member had any relationship requiring disclosure by the Company except for banking relationships in the ordinary course of business with the Company's subsidiary. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." There are no relationships among the Company's executive officers and any entity affiliated with any of the members of the Compensation Committee or Stock Incentive Committee that require disclosure under applicable SEC rules.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         This report is submitted by the Compensation Committee pursuant to rules adopted by the SEC which require disclosure with respect to compensation policies applicable to the Company's executive officers (including the Named Executive Officers) and with respect to the basis for the compensation of Aubrey
B. Patterson, the Company's Chief Executive Officer, for 2000. The Compensation Committee generally is responsible for establishing and administering the Company's executive compensation policies and programs within the framework of the Company's compensation philosophy. Most decisions by the Compensation Committee with respect to the compensation of the Company's executive officers are reviewed by the full Board of Directors (excluding directors who are employees of the Company). A number of factors, including growth, asset quality, competitive position and profitability were compared by the Compensation Committee with those of a peer group of other comparably sized banks in determining executive compensation for 2000.

COMPENSATION POLICY

         The Company's compensation strategy seeks to have the management compensation program contribute to the achievement of the Company's objectives. It is intended that this will occur by providing (i) total compensation at a level designed to attract and retain qualified managers, (ii) incentive compensation opportunities that will motivate managers to achieve both the Company's short-term and long-term objectives, (iii) compensation that differentiates pay on the basis of performance, and (iv) protection of shareholder interests by requiring successful Company results before above-average compensation is earned. The three primary components of executive compensation are base salary, annual bonuses and grants of stock options and restricted stock. Although prior to 1997 the Company granted SARs in tandem with stock options, the Company's 1994 Stock Incentive Plan no longer provides for the grant of SARs.

         Base Salary. The Company believes that base salary ranges should reflect the competitive employment market and the relative internal responsibilities of the executive's position, with an executive's position within a salary range being based upon his or her performance. In connection with the annual budget process, the Compensation Committee considers salaries for executive officers within the context of an external survey of executive compensation by a peer group of comparably sized banks. Individual increases in salary are based upon an assessment of the peer group average salary and its relationship to the executive, the executive's salary and performance and the salary budget for the Company. The Company's base salaries are generally within the range of comparable average salaries in the peer group.

         Annual Incentive Compensation. The Company believes that incentive programs should provide meaningful opportunities for additional compensation linked to attaining annual performance objectives. In 2000, the Committee assigned to each executive's position a target bonus award opportunity that ranged from 10% of base salary for department/division managers to 75% of base salary for the Chief Executive Officer. The actual award may be greater or less than a target award depending upon the Company's actual performance relative to goals.

         In 1984, the Company, in conjunction with independent compensation consultants, created a bonus incentive plan, which is based upon the Company achieving targeted levels of average deposits and return on average assets approved by the Compensation Committee at the beginning of each year. The bonus plan includes a statistical matrix in which various average deposit levels are compared to various returns on average assets. Employees eligible to receive bonuses will receive bonuses based on the results achieved. No employee may receive a bonus greater than 150% of that employee's target award. In 2000, each eligible employee was entitled to 91.5% of the employee's target bonus, based on the Company's average deposits and return on average assets during 2000.

         Long-Term Incentive Compensation. The Board of Directors believes that the availability of options under the Company's 1994 Stock Incentive Plan gives executives a long-term stake in the Company by providing an estate-building opportunity in return for outstanding long-term performance. Awards under the 1994 Stock Incentive Plan are not made by the Compensation Committee but by the separate Stock Incentive Committee consisting of three non-employee directors. Awards are made under these plans to executives who are responsible for long-term investment, operating or policy decisions and to those executives who are instrumental in implementing them. In determining the total number of options to be granted, the Company considers the available number of shares under its option plan, but has no fixed formula for determining the total number of options to be granted, nor does it consider the number of options granted by its peer group of banks. In selecting the recipients of options and the number of options granted, the Stock Incentive Committee considers (i) the present scope of responsibility of the executive; (ii) the degree to which the units influenced by that executive contribute to the Company's profits; (iii) the degree to which asset quality and other risk decisions are influenced by that executive's direction; and (iv) the long-term management potential of the executive. The committee does not weigh any one factor more heavily than any other factor. The number of options currently held is also considered by the committee. Generally, options awarded become exercisable in three equal annual installments, beginning one year after the date of grant. Because the exercise price of options under the 1994 Stock Incentive Plan is the fair market value on the date of grant, executives will realize a gain through the award of stock options only if the value of the Common Stock increases over the period that options become exercisable.

         The Company has included the grant of restricted shares of Common Stock as a component of its compensation strategy. In 1998, the Company entered into the 1998 Stock Bonus Agreement with Mr. Patterson, which was amended on January 30, 2000 and January 31, 2001. Pursuant to the 1998 Stock Bonus Agreement, the Company has awarded Mr. Patterson a total of 126,000 shares of Common Stock, subject to release from escrow of 7,000 shares on April 1 in each of 1998 and 1999 and 14,000 shares on April 1 in each of 2000 through 2007 if the Company achieves certain performance criteria for the preceding year. In 2000, the Company entered into the 2000 Stock Bonus Agreement with Mr. Kelley, pursuant to which the Company awarded Mr. Kelley 100,000 shares of Common Stock, with 20,000 of such shares subject to release from escrow on August 31 in each of 2001 through 2005 if the Company achieves certain performance criteria for the preceding year. In 1995, the Company entered into the 1995 Stock Bonus Agreement with Mr. Weeks, pursuant to which the Company awarded Mr. Weeks 60,000 shares of Common Stock, with 6,000 of such shares subject to release from escrow on April 1 in each of 1995 through 2004 if the Company achieves certain performance criteria for the preceding year.

         Section 162(m). Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation beyond a statutorily defined amount that is paid to an executive officer named in the Summary Compensation Table in the Proxy Statement. However, compensation that is paid under a "performance based" plan, as defined in Section 162(m), is fully deductible without regard to the general Section 162(m) limit. The Compensation Committee has carefully considered the impact of Section 162(m) and its limitation on deductibility in determining and administering the Company's compensation policies and plans. The Company has taken action to conform certain of its compensation plans so that they qualify for an exception to the limitations of
Section 162(m) and the Company may fully deduct compensation paid under these plans. The Company has also made changes to certain other executive compensation that may cause a portion of that compensation to exceed the Section 162(m) limitation and, therefore, prevent the Company from deducting that excess portion for 2001 and subsequent years. In making these changes in executive compensation, the Compensation Committee determined that the benefits of the changes to the Company and its shareholders outweighed the inability to deduct a portion of the compensation for federal income tax purposes.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER IN 2000

         In establishing the compensation for Mr. Patterson, the Company's Chairman of the Board and Chief Executive Officer, the basic approach was that of the compensation policies applicable to all executives of the Company. In addition, the Compensation Committee reviewed a report prepared for the Company by an outside compensation consultant, which included information regarding the published compensation of chief executive officers of other bank holding companies whose average assets are approximately equal to the Company's assets, giving due regard to differences in size, performance, growth, profitability and demographics. Mr. Patterson's salary for 2000 was established at the beginning of the year and represented a 7.95% increase over his salary for 1999. In 2000, as Chief Executive Officer, Mr. Patterson was eligible to earn a bonus of 75% of his base salary. Based on the Company's performance, Mr. Patterson's 2000 bonus of $325,969 represented 91.5% of his target award, the same percentage as all other executive officers of the Company entitled to bonuses.

         The long-term component of Mr. Patterson's compensation for 2000 was provided through the grant in November 2000 of options to purchase 75,000 shares of Common Stock, and the grant of 126,000 shares of Common Stock under the 1998 Stock Bonus Agreement (which is described above). The determination was made using the same criteria used for all other executives of the Company.


Human Resources and Marketing Committee:             Stock Incentive Committee:

W. G. Holliman, Jr. (Chairman)                       Travis E. Staub (Chairman)
W. Cal Partee, Jr.                                   W. G. Holliman, Jr.
Travis E. Staub                                      Turner O. Lashlee

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors of the Company consists of five directors, each of whom is "independent" as defined by the listing standards of the New York Stock Exchange.

         The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Company's Board of Directors, which is attached as Appendix A to this Proxy Statement. In fulfilling its responsibilities, the Audit Committee:

- Reviewed and discussed with management the Company's audited consolidated financial statements for the year ended December 31, 2000;

- Discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed under Statement on Auditing Standards No. 61; and

- Received the written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1, and discussed with KPMG LLP their independence.

         Based on the Audit Committee's review of the Company's audited financial statements for the year ended December 31, 2000 and its discussions with management and KPMG LLP, as described above and in reliance thereon, the Audit Committee recommended to the Company's Board of Directors that the Company's audited consolidated financial statements for the year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the SEC.

                                      Audit Committee:

                                      Andrew R. Townes, D.D.S. (Chairman)
                                      Shed H. Davis
                                      Turner O. Lashlee
                                      Robert C. Nolan
                                      Alan W. Perry

                          COMPARATIVE PERFORMANCE GRAPH

         The SEC requires the Company to include in this Proxy Statement a line graph which compares the yearly percentage change in cumulative total shareholder return on the Common Stock with (i) the performance of a broad equity market indicator, and (ii) the performance of a published industry index or peer group. Set forth below is a line graph prepared by SNL Securities L.C. comparing the yearly percentage change in the cumulative total stockholder return on the Common Stock against the cumulative total return of the S&P 500 Index and the SNL Southeast Bank Index for a period of five years. The SNL Southeast Bank Index is prepared by SNL Securities L.C. and consists of 279 publicly-traded banks and bank holding companies located in the southeastern United States.

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS

                                    [GRAPH]

                                                                        PERIOD ENDED
                                               -------------------------------------------------------------------
INDEX                                           12/31/95    12/31/96    12/31/97    12/31/98    12/31/99   12/31/00
------                                          --------    --------    --------    --------    --------   -------
BancorpSouth, Inc.                               100.00      141.10      246.02      192.55      179.08     138.77
S&P 500                                          100.00      122.86      163.86      210.64      254.97     231.74
SNL Southeast Bank Index                         100.00      137.27      208.09      221.53      174.32     175.04

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         BancorpSouth Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with officers and directors of the Company and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with others and which do not involve more than the normal risk of collectibility or present other unfavorable features. During the year ended December 31, 2000, the maximum aggregate amount of extensions of credit outstanding to directors and executive officers of the Company and their associates was $25,977,803 (3.3% of the Company's equity capital as of December 31, 2000). As of January 31, 2001, the aggregate amount of extensions of credit to these persons was $23,096,786.

         BancorpSouth Bank makes available to all of its employees individual loans of up to the aggregate amount of $30,000, based upon credit-worthiness. Loans were made to employees during 2000 at interest rates ranging from 7.85% to 8.50% per annum. All loans to employees in excess of $30,000 are made at the prevailing interest rate.

         Forman, Perry, Watkins, Krutz & Tardy, PLLC, a law firm of which Alan
W. Perry, a director of the Company, is a member, was paid $61,885 for certain legal services rendered on behalf of the Company during 2000, and may provide additional legal services to the Company in the future.

         Staub, Robison, Williams Architects, P.A., of which the brother of Travis E. Staub, a director of the Company, is a principal, was paid approximately $588,443 by the Company during 2000 for services rendered with respect to the Company's facilities.

                               GENERAL INFORMATION
COUNTING OF VOTES

         All matters specified in this Proxy Statement that are to be voted on at the annual meeting will be by ballot. Inspectors of election will be appointed, among other things, to determine the number of shares outstanding, the shares represented at the annual meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes of ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result. Each item presented herein to be voted on at the annual meeting must be approved by the affirmative vote of the holders of the number of shares described under each such item. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

         Inspectors of election will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

SHAREHOLDER PROPOSALS

         Shareholder proposals intended to be presented at the Company's 2002 annual meeting of shareholders must be received by the Company at its executive offices, located at the address listed below, not later than December 1, 2001 in order for the proposal to be included in the Company's Proxy Statement and proxy card.

         Shareholder proposals submitted after December 1, 2001 will not be included in the Company's Proxy Statement or proxy card, but may be included in the agenda for the 2002 annual meeting if submitted in accordance with the following. Shareholders who wish to nominate a candidate for election to the Board of Directors (other than the candidates proposed by the Board of Directors or the Nominating Committee) or propose any other business at the 2002 annual meeting must deliver written notice to the Secretary of the Company at the address below not earlier than December 1, 2001 nor later than December 31, 2001. Any nomination for director or other proposal by a shareholder that is not timely submitted and does not comply with these notice requirements will be disregarded, and upon the instructions of the presiding officer of the annual meeting all votes cast for each such nominee and such proposal will be disregarded. The Company's Nominating Committee will consider shareholder nominations of candidates for election to the Board of Directors that are timely and otherwise submitted in accordance with the requirements described in the following paragraph.

         A shareholder's written notice submitted to the Secretary of the Company nominating candidates for election to the Board of Directors or proposing other business must include: (i) the name and address of the shareholder; (ii) the class and number of shares of stock of the Company held of record and beneficially owned by such shareholder; (iii) the name(s), including any beneficial owners, and address(es) of such shareholder(s) in which all such shares of stock are registered on the stock transfer books of the Company; (iv) a representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice; (v) a brief description of the business desired to be submitted to the annual meeting of shareholders, the complete text of any resolutions intended to be presented at the annual meeting and the reasons for conducting such business at the annual meeting of shareholders; (vi) any personal or other material interest of the shareholder in the business to be submitted; (vii) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); and (viii) all other information relating to the nomination or proposed business which may be required to be disclosed under applicable law. In addition, a shareholder seeking to submit such nominations or business at the meeting shall promptly provide any other information reasonably requested by the Company. Such notice shall be sent to the following address:

                               BancorpSouth, Inc.
                              One Mississippi Plaza
                            Tupelo, Mississippi 38804
                              Attention: Secretary

         The individuals named as proxies on the proxy card for the Company's 2002 annual meeting of shareholders will be entitled to exercise their discretionary authority in voting proxies on any shareholder proposal that is not included in the Company's Proxy Statement for the 2002 annual meeting, unless the Company receives notice of the matter(s) to be proposed by December 31, 2001. Even if proper notice is received within such time period, the individuals named as proxies on the proxy card for that meeting may nevertheless exercise their discretionary authority with respect to such matter(s) by advising shareholders of the proposal(s) and how the proxies intend to exercise their discretion to vote on these matter(s), unless the shareholder making the proposal(s) solicits proxies with respect to the proposal(s) to the extent required by Rule 14a-4(c)(2) under the Exchange Act.

MISCELLANEOUS

         The Company will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares of Common Stock in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of the directors, officers and employees of the Company may, without any additional compensation, solicit proxies in person or by telephone.

         Management of the Company is not aware of any matters other than those described above which may be presented for action at the annual meeting. If any other matters properly come before the annual meeting, it is intended that the proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting such proxies, subject to the direction of the Board of Directors.

         A copy of the Company's Annual Report to Shareholders for the year ended December 31, 2000 has been mailed to all shareholders entitled to notice of and to vote at the annual meeting.

                                          BANCORPSOUTH, INC.


                                          /s/ Aubrey B. Patterson


                                          AUBREY B. PATTERSON
                                          Chairman of the Board
                                          and Chief Executive Officer

March 31, 2001

                                                                      Appendix A


                         CHARTER OF THE AUDIT COMMITTEE
                  OF THE BANCORPSOUTH, INC. BOARD OF DIRECTORS

I.       AUDIT COMMITTEE PURPOSE

         The Audit Committee (Committee) is appointed by the BancorpSouth, Inc. (Company), Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Committee's primary duties and responsibilities are to:

         A. Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

         B. Monitor the work of the Audit/Loan Review Committee of BancorpSouth Bank (Bank) and review compliance with its Charter by that Committee.

         C. Evaluate the independence and performance of the Company's independent auditors and Internal Auditing Department.

         D. Provide an avenue of communication among the independent auditors, management, the Internal Audit Department, the subsidiaries of the Company (including the Bank), and the Board of Directors.

II.      AUTHORITY OF AUDIT COMMITTEE

         The Committee has the authority to conduct any investigation that it deems appropriate to fulfilling its responsibilities. It has the right to communicate directly with the independent auditors, as well as with anyone associated with the Company or any subsidiary thereof. The Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts that it deems necessary for the performance of its duties.

III.     AUDIT COMMITTEE COMPOSITION

         Committee members shall meet the requirements of the New York Stock Exchange. The Committee shall be comprised of three or more Company directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

IV.      CONDUCT OF MEETINGS

         A. The Committee shall meet as frequently as circumstances dictate, but shall meet at least quarterly. Normally, the Committee will meet jointly with the Bank Audit/Loan Review Committee, unless the Committee otherwise determines. In cases of such joint meetings, the Chairman of this Committee shall preside.

         B. An agenda shall be prepared by the General Auditor and distributed to members of the Committee in advance of each regularly scheduled meeting.

         C. The Committee may, at its discretion, meet privately in separate executive session with management, the General Auditor, or the independent auditors. In addition, the Committee, or the Chair on behalf of the Committee, shall communicate with management and/or the independent auditors to the extent required by American Institute of Certified Public Accountants (AICPA) Statements on Auditing Standards 61 (SAS 61) during the quarterly reviews of the Company's financial statements. If the Chair performs that function, the Chair shall report such matters to the full Committee at the next meeting.

V.       FUNCTIONS OF THE AUDIT COMMITTEE

         A. The Committee shall review and reassess the adequacy of this Charter at least annually. In addition, it shall submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with Securities and Exchange Commission (SEC) regulations.

         B. The Committee shall review the Company's annual audited financial statements prior to filing or distribution and shall discuss with management and independent auditors any significant issues regarding accounting principles, practices, and judgments. In addition, the Committee shall recommend to the Board of Directors the inclusion of the financial statements in the annual report.

         C. The Committee, in consultation with management, the independent auditors, and the internal auditors, shall consider the integrity of the Company's financial reporting processes and controls. In addition, it shall discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. The Committee shall review significant findings prepared by the independent auditors and internal auditors, together with management's responses.

         D. With respect to quarterly financial results, the Committee shall discuss with the independent auditors: (1) any significant changes to the Company's accounting principles and
                  (2) any items required to be communicated by the independent auditors in accordance with AICPA SAS 61 (see item F). The Chair of the Committee may represent the entire Committee for purposes of this discussion. If the Chair performs that function, the Chair shall report such matters to the full Committee at the next meeting.

         E. The Committee shall receive reports from the Bank/Audit Loan Review Committee as to the functions of that Committee and conduct quarterly meetings with that Committee.

         F. The independent auditors are ultimately accountable to the Committee and the Board of Directors. The Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant. On an annual basis, the Committee shall review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence and discuss with the independent auditors their audit plan, including scope, staffing, reliance upon management and internal audit, and general audit approach. The Committee shall discuss the results of the audit with the independent auditors, as well as any matters required to be communicated to audit committees in accordance with AICPA SAS 61. The Committee shall consider and evaluate the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting and report any significant matters relating thereto to the Board.

         G. The Committee shall consult with the Audit/Loan Review Committee of the Bank as to the budget, plan, activities, organizational structure, and qualifications of the Internal Audit Department, particularly with respect to matters relating to the Holding Company.

         H. The Committee shall review the appointment, performance, compensation, and replacement of the senior internal audit executive.

         I. The Committee shall review significant reports relating to the Company prepared by the Internal Audit Department, together with management's response, along with such reports relating to the Bank as the Audit/Loan Review Committee of the Bank deems of a sufficient significance to refer to this Committee.

         J. In conjunction with the Audit/Loan Review Committee of the Bank, the Committee shall review the Internal Audit Department's risk assessment process.

         K. Annually, the Committee shall prepare a report to shareholders as required by the SEC. This report shall include the Committee activities relating to review and discussion of thc audited financial statements with management; discussions with the external auditor concerning any matters required by SAS 61; and discussions with the external auditor relating to any matters required by Independence Standards Board Statement No.
                  1. The report should be included in the Company's annual proxy statement. In addition, the Committee shall determine a report has been made to the New York Stock Exchange with the required affirmations.

         L. The Committee shall perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

         M. The Committee shall maintain minutes of meetings of the Committee and periodically report to the Board of Directors on significant results of the foregoing activities.

         N. The Committee shall receive and review an annual report from the General Auditor which assesses compliance with this charter and shall provide a report to the Board as to such compliance.

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               BANCORPSOUTH, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

         The undersigned hereby appoints Shed H. Davis, Turner O. Lashlee and Travis E. Staub, or any of them, as proxies, with full power of substitution and resubstitution, to vote all of the shares of Common Stock which the undersigned is entitled to vote at the annual meeting of shareholders of BancorpSouth, Inc., to be held at the Ramada Inn Convention Center, 854 North Gloster Street, Tupelo, Mississippi, on Tuesday, April 24, 2001, at 7:00 p.m. (Central Time), and at any adjournment thereof.

         In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

         THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE ABOVE NAMED PROXIES WILL VOTE (1) FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ON THE BACK OF THIS CARD, (2) FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE AUDITORS OF THE COMPANY AND ITS SUBSIDIARY FOR THE YEAR ENDING DECEMBER 31, 2001, AND (3) IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE.)

                                                                  Mark
                                                               your vote as
                                                               indicated in  [X]
                                                               this example

1  Election of Directors         FOR              WITHHOLD                                                FOR      AGAINST   ABSTAIN
                            all nominees         AUTHORITY      2. Proposal to ratify the appointment    [  ]       [  ]      [  ]
   Nominees:                listed (except      to vote for        of KPMG LLP as the independent
   Aubrey B Patterson       marked to the       all nominees       auditors of the Company and its
   R Madison Murphy           contrary)            listed          subsidiaries for the year
   James V Kelley                [ ]                [ ]            ending December 31, 2001.
   Robert C Nolan
   W Cal Partee, Jr.

                            Instructions: To withhold
                            authority to vote for any
                            individual nominee, write
                            his or their name(s) on the
                            space provided below:

                            -------------------------------       The undersigned instructs that this Proxy be voted as marked.

                                                                  Dated:                                                   , 2001
                                                                        ---------------------------------------------------

                                                                  ---------------------------------------------------------------
                                                                                      Signature of Shareholder

                                                                  ---------------------------------------------------------------
                                                                                     Signature if held jointly

                                                                   Please sign your name as it appears on this Proxy Card. In case of multiple or joint ownership, all should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.

           DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE

  VOTE BY TELEPHONE                    VOTE BY MAIL                      Vote 24 hours a day, 7 days a week!

Call TOLL-FREE using a           Return your proxy card in               Your telephone vote must be received by 11:59 p.m.
  touch-tone phone.                  the POSTAGE-PAID                    (Central Time) on Monday, April 23, 2001, to be
    1-800-250-9081                  envelope provided.                   counted in the final tabulation.

                                                                         ==================================================
                                                                                      YOUR CONTROL NUMBER IS:

                                                                         ==================================================

     IF YOU HAVE VOTED BY TELEPHONE, THERE IS NO NEED FOR YOU TO MAIL BACK
         YOUR PROXY CARD. THE TELEPHONE VOTING FACILITIES WILL CLOSE AT
                  11:59 P.M. (CENTRAL TIME) ON APRIL 23, 2001.

Dear BancorpSouth Shareholder:

     Here is your opportunity to invest in additional shares of BancorpSouth, Inc. Common Stock with all brokerage commissions and service fees paid for you through our Shareholders' Investment Service.

      The main features of the plan are:

     - You may elect to reinvest your cash dividends in shares of BancorpSouth, Inc. Common Stock;

     - You may purchase additional shares of BancorpSouth, Inc. Common Stock by making cash payments of $25.00 to $5,000.00 quarterly;

     - The service is free of cost to you; we pay all brokerage commissions and service fees;

     - Record keeping is simplified, and your stock is held for you in safekeeping until you request a certificate;

     -   Participation is entirely voluntary and may be terminated at any time;
         and

     - Your quarterly dividend and/or cash payment will be fully invested in whole and fractional shares on which any future dividends will be credited.

     If you have any questions about this plan or if you would like to receive a prospectus which describes the plan and the enrollment procedures in detail, please contact BancorpSouth, Inc., Dividend Reinvestment, Stock Transfer Department, P.O. Box 4625, Atlanta, GA 30302-4625, or call toll-free 1-800-568-3476.

                                          Sincerely,

                                          /s/ Aubrey B. Patterson

                                          Aubrey B. Patterson
                                          Chairman of the Board
                                          and Chief Executive Officer